Exhibit 99.1

PJT Partners Inc. Reports Full Year and Fourth Quarter 2023 Results; Announces $500 Million Repurchase Authorization

Full Year Overview

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Record Revenues of $1.15 billion, an increase of 12% from a year ago
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GAAP Pretax Income of $178 million and Adjusted Pretax Income of $183 million
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GAAP Diluted EPS of $3.12 and Adjusted EPS of $3.27

Fourth Quarter Overview

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Record Fourth Quarter Revenues of $329 million, an increase of 17% from a year ago
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GAAP Pretax Income of $52 million and Adjusted Pretax Income of $53 million
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GAAP Diluted EPS of $0.87 and Adjusted EPS of $0.96

2023 Investments and Capital Management

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1,012 Company-wide headcount, an increase of 12% from a year ago
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2.2 million share and share equivalents repurchased
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$437 million of cash, cash equivalents and short-term investments at year end and no funded debt
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Board authorized a $500 million Class A common stock repurchase program, replacing the existing repurchase authorization

Paul J. Taubman, Chairman and Chief Executive Officer, said, “We reported revenues that were the highest in our firm’s history as our balanced business model enabled us to outperform in a challenging environment. 2023 was also a record year for senior recruiting as we took advantage of dislocated market conditions to accelerate our investment in senior talent, enabling us to expand our capabilities across the firm with particular emphasis on enhancing our Strategic Advisory industry footprint. Amidst continued market uncertainty, we remain highly confident in our future growth prospects.”

New York, February 6, 2024: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the full year and quarter ended December 31, 2023.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three months and year ended December 31, 2023 and 2022:

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
	(Dollars in Millions)
Revenues
Advisory	$290.6	$230.8	26%	$1,026.6	$823.5	25%
Placement	28.3	43.4	(35%)	102.6	192.9	(47%)
Interest Income & Other	9.6	5.8	66%	23.9	9.1	162%
Total Revenues	$328.6	$280.0	17%	$1,153.2	$1,025.5	12%

Year Ended

Total Revenues of $1.15 billion for the year, up 12% from $1.03 billion in the prior year.

Advisory Revenues of $1.03 billion, up 25% from $823 million in the prior year. The increase in Advisory Revenues was due to an increase in restructuring revenues, which was partially offset by decreases in strategic advisory and private capital solutions revenues.

Placement Revenues of $103 million, down 47% from $193 million in the prior year. The decrease in Placement Revenues was principally due to a decrease in fund placement revenues.

Interest Income & Other of $24 million, up from $9 million in the prior year. The increase in Interest Income & Other was principally due to higher interest income.

Three Months Ended

Total Revenues of $329 million in the current quarter, up 17% from $280 million in the prior year.

Advisory Revenues of $291 million, up 26% from $231 million in the prior year. The increase in Advisory Revenues was due to increases in restructuring and strategic advisory revenues.

Placement Revenues of $28 million, down 35% from $43 million in the prior year. The decrease in Placement Revenues was principally due to a decrease in fund placement revenues.

Interest Income & Other of $10 million, up from $6 million in the prior year. The increase in Interest Income & Other was principally due to higher interest income.

Expenses

The following tables set forth information relating to the Company’s expenses for the three months and year ended December 31, 2023 and 2022:

	Year Ended December 31,
	2023		2022
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$805.4	$805.4	$669.1	$657.4
% of Revenues	69.8%	69.8%	65.2%	64.1%
Non-Compensation	$170.2	$165.1	$154.9	$147.6
% of Revenues	14.8%	14.3%	15.1%	14.4%
Total Expenses	$975.6	$970.5	$824.0	$805.0
% of Revenues	84.6%	84.2%	80.4%	78.5%
Pretax Income	$177.6	$182.7	$201.5	$220.5
% of Revenues	15.4%	15.8%	19.6%	21.5%

	Three Months Ended December 31,
	2023		2022
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$232.3	$232.3	$180.2	$180.2
% of Revenues	70.7%	70.7%	64.4%	64.4%
Non-Compensation	$44.6	$43.3	$39.7	$38.5
% of Revenues	13.6%	13.2%	14.2%	13.7%
Total Expenses	$276.9	$275.6	$220.0	$218.7
% of Revenues	84.3%	83.9%	78.6%	78.1%
Pretax Income	$51.7	$53.0	$60.0	$61.3
% of Revenues	15.7%	16.1%	21.4%	21.9%

Compensation and Benefits Expense

Year Ended

GAAP Compensation and Benefits Expense was $805 million compared with $669 million in the prior year. Adjusted Compensation and Benefits Expense was $805 million compared with $657 million in the prior year. The increase in Compensation and Benefits Expense was driven by the combination of higher revenues and a higher accrual rate compared with the prior year.

Three Months Ended

GAAP Compensation and Benefits Expense was $232 million compared with $180 million in the prior year. Adjusted Compensation and Benefits Expense was $232 million compared with $180 million in the prior year. The increase in Compensation and Benefits Expense was driven by the combination of higher revenues and a higher accrual rate compared with the prior year quarter.

Non-Compensation Expense

Year Ended

GAAP Non-Compensation Expense was $170 million compared with $155 million in the prior year. Adjusted Non-Compensation Expense was $165 million compared with $148 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Professional Fees and Occupancy and Related expenses. Professional Fees increased principally due to higher consulting and legal expenses relating to the firm's business activities. Occupancy and Related increased principally due to the further expansion of our New York headquarters.

Three Months Ended

GAAP Non-Compensation Expense was $45 million compared with $40 million in the prior year. Adjusted Non-Compensation Expense was $43 million compared with $38 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Professional Fees and Occupancy and Related expenses. Professional Fees increased principally due to higher legal expenses relating to the firm's business activities. Occupancy and Related increased principally due to the further expansion of our New York headquarters.

Provision for Taxes

As of December 31, 2023, PJT Partners Inc. owned 61.0% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended December 31, 2023 and 2022 was 12.0% and 23.2%, respectively. The effective tax rate for GAAP Net Income for the years ended December 31, 2023 and 2022 was 18.0% and 18.2%, respectively.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the years ended December 31, 2023 and 2022 was 25.3% and 26.0%, respectively.

Capital Management and Balance Sheet

As of December 31, 2023, the Company held cash, cash equivalents and short-term investments of $437 million and had no funded debt.

On February 5, 2024, the Company's Board of Directors authorized a $500 million repurchase program of the Company's Class A common stock. This authorization replaces the existing repurchase program authorized on April 25, 2022.

During the year ended December 31, 2023, the Company repurchased 1.6 million shares of Class A common stock in the open market, exchanged 321 thousand Partnership Units for cash and net share settled 246 thousand shares of Class A common stock to satisfy employee tax obligations. During the fourth quarter 2023, the Company repurchased 113 thousand shares of Class A common stock in the open market, exchanged 33 thousand Partnership Units for cash and net share settled 18 thousand shares of Class A common stock to satisfy employee tax obligations.

In total during the year ended December 31, 2023, the Company repurchased 2.2 million share equivalents at an average price of $73.50 per share. During the fourth quarter 2023, the Company repurchased 165 thousand share equivalents at an average price of $90.49 per share.

The Company intends to repurchase 198 thousand Partnership Units for cash on February 13, 2024 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on February 8, 2024.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on March 20, 2024 to Class A common stockholders of record as of March 6, 2024.

Quarterly Investor Call Details

PJT Partners will host a conference call on February 6, 2024 at 8:30 a.m. ET to discuss its full year and fourth quarter 2023 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (800) 245-3047 (U.S. domestic) or +1 (203) 518-9783 (international), passcode PJTP4Q23. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world's most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyberattacks, security vulnerabilities, and internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) failures of our computer systems or communication systems, including as a result of a catastrophic event and the use of remote work environments and virtual platforms; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy, and (2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; and (f) volatility in the political and economic environment, including as a result of inflation, elevated interest rates, and geopolitical conflict.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView Partners Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone Inc.'s ("Blackstone") initial public offering ("IPO"), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy certain market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Advisory	$290,633	$230,784	$1,026,646	$823,496
Placement	28,338	43,405	102,611	192,890
Interest Income and Other	9,583	5,764	23,925	9,119
Total Revenues	328,554	279,953	1,153,182	1,025,505
Expenses
Compensation and Benefits	232,271	180,242	805,385	669,141
Occupancy and Related	10,721	9,422	40,420	35,253
Travel and Related(1)	8,727	9,481	31,190	30,404
Professional Fees	7,856	5,548	36,581	27,200
Communications and Information Services	4,840	4,078	17,157	16,897
Depreciation and Amortization	3,460	3,319	14,047	15,475
Other Expenses(1)	8,986	7,870	30,793	29,664
Total Expenses	276,861	219,960	975,573	824,034
Income Before Provision for Taxes	51,693	59,993	177,609	201,471
Provision for Taxes	6,202	13,923	31,927	36,699
Net Income	45,491	46,070	145,682	164,772
Net Income Attributable to Non-Controlling Interests	20,579	21,496	63,883	74,238
Net Income Attributable to PJT Partners Inc.	$24,912	$24,574	$81,799	$90,534
Net Income Per Share of Class A Common Stock
Basic	$0.98	$0.97	$3.24	$3.61
Diluted	$0.87	$0.95	$3.12	$3.51
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,362,576	25,213,986	25,255,327	25,077,835
Diluted	43,472,884	26,974,129	41,882,034	26,616,640

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP Net Income	$45,491	$46,070	$145,682	$164,772
Less: GAAP Provision for Taxes	6,202	13,923	31,927	36,699
GAAP Pretax Income	51,693	59,993	177,609	201,471

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(2)	—	19	—	11,765
Amortization of Intangible Assets(3)	1,230	1,230	4,920	6,506
Spin-Off-Related Payable Due to Blackstone(4)	36	33	136	804
Adjusted Pretax Income	52,959	61,275	182,665	220,546
Adjusted Taxes(5)	6,700	13,814	32,768	40,020
Adjusted Net Income	46,259	47,461	149,897	180,526

If-Converted Adjustments
Less: Adjusted Taxes(5)	(6,700)	(13,814)	(32,768)	(40,020)
Add: If-Converted Taxes(6)	11,666	16,121	46,297	57,264
Adjusted Net Income, If-Converted	$41,293	$45,154	$136,368	$163,282

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.98	$0.97	$3.24	$3.61
Diluted	$0.87	$0.95	$3.12	$3.51
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,362,576	25,213,986	25,255,327	25,077,835
Diluted	43,472,884	26,974,129	41,882,034	26,616,640

Adjusted Net Income, If-Converted Per Share	$0.96	$1.08	$3.27	$3.92
Weighted-Average Shares Outstanding, If-Converted	42,943,082	41,812,119	41,749,633	41,663,773

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP Compensation and Benefits Expense	$232,271	$180,242	$805,385	$669,141
Transaction-Related Compensation Expense(2)	—	(19)	—	(11,765)
Adjusted Compensation and Benefits Expense	$232,271	$180,223	$805,385	$657,376

Non-Compensation Expenses
Occupancy and Related	$10,721	$9,422	$40,420	$35,253
Travel and Related(1)	8,727	9,481	31,190	30,404
Professional Fees	7,856	5,548	36,581	27,200
Communications and Information Services	4,840	4,078	17,157	16,897
Depreciation and Amortization	3,460	3,319	14,047	15,475
Other Expenses(1)	8,986	7,870	30,793	29,664
GAAP Non-Compensation Expense	44,590	39,718	170,188	154,893
Amortization of Intangible Assets(3)	(1,230)	(1,230)	(4,920)	(6,506)
Spin-Off-Related Payable Due to Blackstone(4)	(36)	(33)	(136)	(804)
Adjusted Non-Compensation Expense	$43,324	$38,455	$165,132	$147,583

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months and year ended December 31, 2023 and 2022 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,362,576	25,213,986	25,255,327	25,077,835
Dilutive Impact of Unvested RSUs(7)	2,614,537	1,760,143	1,711,829	1,538,805
Dilutive Impact of Partnership Units(8)	15,495,771	—	14,914,878	—
Diluted Shares Outstanding, GAAP	43,472,884	26,974,129	41,882,034	26,616,640

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,362,576	25,213,986	25,255,327	25,077,835
Unvested RSUs(9)	2,614,537	1,760,143	1,711,829	1,540,744
Partnership Units(10)	14,965,969	14,837,990	14,782,477	15,045,194
If-Converted Shares Outstanding	42,943,082	41,812,119	41,749,633	41,663,773

	As of December 31,
	2023	2022
Fully-Diluted Shares Outstanding(11)	46,046,461	43,599,438

As of December 31, 2023, in relation to awards granted containing both service and market conditions, the Company achieved a dividend adjusted 20-day volume-weighted average share price in excess of $100. As a result, 1.3 million share equivalents were included in the Company's fully-diluted share count, of which 0.3 million had satisfied both service and market conditions, with the remaining 1.0 million vesting pursuant to ongoing service conditions. In addition, 1.4 million share equivalents had not yet satisfied certain market conditions and were therefore excluded from any share count calculations.

Footnotes

(1)
Certain balances in the prior period have been reclassified to conform to their current presentation. For the three months and year ended December 31, 2022, this resulted in a reclassification of $1.8 million and $5.2 million, respectively, from Other Expenses to Travel and Related. There was no impact on either U.S. GAAP EPS or Adjusted EPS as a result of the reclassification.
(2)
This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the acquisition of CamberView.
(3)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone's IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.
(4)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(5)
Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(6)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested Partnership Units that have yet to satisfy market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related compensation expense and amortization expense.
(7)
Represents the dilutive impact under the treasury method of unvested, non-participating RSUs that have a remaining service requirement.
(8)
Represents the number of shares assuming the conversion of vested Partnership Units, the dilutive impact of unvested Partnership Units with a remaining service requirement, and the dilutive impact of Partnership Units that achieved certain market conditions as if those conditions were achieved as of the beginning of the reporting period.
(9)
Represents the dilutive impact of unvested RSUs that have a remaining service requirement.
(10)
Represents the number of shares assuming the conversion of all Partnership Units, including Partnership Units that achieved certain market conditions as of the date those conditions were achieved, and excludes Partnership Units that have yet to satisfy certain market conditions.
(11)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock. As of December 31, 2023, 1.4 million share equivalents that had yet to satisfy certain market conditions were excluded from any share count calculations.

Note: Amounts presented in tables above may not add or recalculate due to rounding.